SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549


                             FORM 8-K

                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

Date of Report (Date of earliest event reported) March 21, 1996


                   The Sportsman's Guide, Inc.
      (Exact name of registrant as specified in its charter)


         Minnesota              0-15767          41-1293081
(State or other jurisdiction  (Commission      (IRS Employer
      of incorporation)       File Number)   Identification No.)


           411 Farwell Avenue, South St. Paul, MN 55075
             (Address of principal executive offices)

Registrant's telephone number, including area code:  (612) 451-3030

Item 5.   Other Events


TERMINATION OF MERGER AGREEMENT

     On May 21, 1996, The Sportsman's Guide, Inc. ("SGI") notified Vista 2000, Inc. that SGI was terminating the Agreement and Plan of Merger dated as of March 8, 1996 by and among SGI, Vista 2000, Inc. and Vista Acquisition Subsidiary, Inc. SGI's termination was based on various breaches of the Merger Agreement by Vista 2000, Inc.




                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              THE SPORTSMAN'S GUIDE, INC.


                              Charles B. Lingen
May 29, 1996
                              Charles B. Lingen
                              Chief Financial Officer,
                              Vice President-Finance,
                              Treasurer and Secretary